As filed with the Securities and Exchange Commission on March 8, 2021
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________
BROWN-FORMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-0143150 (I.R.S. Employer Identification No.)
850 Dixie Highway Louisville, Kentucky (Address of Principal Executive Offices)	40210 (Zip Code)
___________
Brown-Forman Corporation Savings Plan
Brown-Forman Corporation Savings Plan for Collectively Bargained Employees
(Full title of the plan)
___________
Matthew E. Hamel
Executive Vice President, General Counsel and Secretary
850 Dixie Highway
Louisville, Kentucky 40210
(Name and address of agent for service)

(502) 585-1100
(Telephone number, including area code, of agent for service)
___________
With copy to:
Lawton B. Way
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock (non-voting), $0.15 par value per share	Brown-Forman Corporation Savings Plan	2,000,000 shares	$71.13	$142,260,000	$15,520.57
Class B Common Stock (non-voting), $0.15 par value per share	Brown-Forman Corporation Savings Plan for Collectively Bargained Employees	250,000 shares	$71.13	$17,782,500	$1,940.07
(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered and issued pursuant to the employee benefit plans described herein.
(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act, based upon the average of the high and low prices per share of the Class B Common Stock (non-voting), $0.15 par value per share (“Class B Common Stock”), of Brown-Forman Corporation (“Brown-Forman” or the “Registrant”) as reported on the New York Stock Exchange on March 3, 2021.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Brown-Forman has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (this “Registration Statement”) to participants in the Brown-Forman Corporation Savings Plan or the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, as applicable, to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents filed by Brown-Forman, the Brown-Forman Corporation Savings Plan or the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees previously filed with the SEC (File No. 001-00123) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference and are made part of this Registration Statement (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with SEC rules):
(i)Brown-Forman’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, as amended (including portions of Brown-Forman’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 30, 2020);
(ii)Brown-Forman’s Quarterly Reports on Form 10-Q for the quarters ended July 31, 2020, October 31, 2020 and January 31, 2021;
(iii)Brown-Forman’s Current Reports on Form 8-K, filed with the SEC on May 27, 2020, June 10, 2020, June 17, 2020, August 3, 2020 (Item 5.07 only), and January 27, 2021 (Item 5.02 only);
(iv)the Brown-Forman Corporation Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2019;
(v)the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees Annual Report on Form 11-K for the fiscal year ended December 31, 2019; and
(vi)the description of Brown-Forman’s Class B Common Stock contained in Exhibit 4.1 to Brown-Forman’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.
All documents that Brown-Forman, the Brown-Forman Corporation Savings Plan or the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with SEC rules). Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4.        Description of Securities.
    Not applicable.
Item 5.        Interests of Named Experts and Counsel.
    Not applicable.
Item 6.        Indemnification of Directors and Officers.
Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), provided that in the event of any action or suit by or in the right of the corporation to procure a judgment in its favor, the corporation may indemnify against expenses, including attorneys’ fees, actually and reasonably incurred by such person and except that no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
As permitted by Section 102(b)(7) of the DGCL, Brown-Forman’s Restated Certificate of Incorporation provides that a director shall not be personally liable to Brown-Forman or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director’s duty of loyalty to Brown-Forman or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
In addition, the By-laws of Brown-Forman permit its board of directors to adopt a resolution providing for the indemnification of its officers and directors to the extent authorized by law.
    A directors’ and officers’ insurance policy insures Brown-Forman’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.
Item 7.         Exemption from Registration Claimed.
    None.
Item 8.        Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of Brown-Forman (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2012 (File No. 002-26821), filed on September 5, 2012).

4.2
Certificate of Amendment of Restated Certificate of Incorporation of Brown-Forman (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-00123), filed on August 9, 2016).

4.3
By-laws of Brown-Forman, as amended and restated effective May 21, 2020 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-00123), filed on May 27, 2020).

4.4*
Brown-Forman Corporation Savings Plan, as amended and restated effective January 1, 2016 and as further amended by the First Amendment thereto, dated October 28, 2016, the Second Amendment thereto, dated July 18, 2018, the Third Amendment thereto, dated December 10, 2019, the Fourth Amendment thereto, dated April 17, 2020, and the Fifth Amendment thereto, dated July 7, 2020.

4.5*
Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, as amended and restated effective January 1, 2016 and as further amended by the First Amendment thereto, dated October 20, 2016, the Second Amendment thereto, dated November 28, 2016, the Third Amendment thereto, dated December 10, 2019, the Fourth Amendment thereto, dated April 17, 2020, and the Fifth Amendment thereto, dated July 7, 2020.

5.1*	Opinion of Hunton Andrews Kurth LLP.
5.2*+	Internal Revenue Service determination letter, dated September 18, 2017, relating to the Brown-Forman Corporation Savings Plan.
5.3*+	Internal Revenue Service determination letter, dated February 13, 2017, relating to the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Crowe LLP, relating to the Brown-Forman Corporation Savings Plan.
23.3*	Consent of Crowe LLP, relating to the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees.
23.4*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature pages to this Registration Statement).
*    Filed herewith

+     The Registrant hereby undertakes that it will submit the Brown-Forman Corporation Savings Plan, as amended, and the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, as amended, to the Internal Revenue Service in a timely manner when required and will make any and all changes required by the Internal Revenue Service in order to continue to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.        Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on March 8, 2021.
BROWN-FORMAN CORPORATION

By: /s/ Lawson E. Whiting
Name: Lawson E. Whiting
Title:    Director, President and Chief Executive Officer

POWER OF ATTORNEY
Know all persons by these presents, each person whose signature appears below hereby constitutes and appoints Jane C. Morreau, Matthew E. Hamel and Jaileah X. Huddleston and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Lawson E. Whiting	Director, President and Chief Executive Officer (Principal Executive Officer)	March 8, 2021
Lawson E. Whiting
/s/ Jane C. Morreau	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 8, 2021
Jane C. Morreau
/s/ Kelli N. Brown	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 8, 2021
Kelli N. Brown
/s/ Geo. Garvin Brown IV	Director, Chairman of the Board	March 8, 2021
Geo. Garvin Brown IV
/s/ Patrick Bousquet-Chavanne	Director	March 8, 2021
Patrick Bousquet-Chavanne
/s/ Campbell P. Brown	Director	March 8, 2021
Campbell P. Brown
/s/ Stuart R. Brown	Director	March 8, 2021
Stuart R. Brown

/s/ John D. Cook	Director	March 8, 2021
John D. Cook
/s/ Marshall B. Farrer	Director	March 8, 2021
Marshall B. Farrer
/s/ Laura L. Frazier	Director	March 8, 2021
Laura L. Frazier
/s/ Kathleen M. Gutmann	Director	March 8, 2021
Kathleen M. Gutmann
/s/ Augusta Brown Holland	Director	March 8, 2021
Augusta Brown Holland
/s/ Michael J. Roney	Director	March 8, 2021
Michael J. Roney
/s/ Tracy L. Skeans	Director	March 8, 2021
Tracy L. Skeans
/s/ Michael A. Todman	Director	March 8, 2021
Michael A. Todman

PLAN SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on March 8, 2021.
BROWN-FORMAN CORPORATION SAVINGS PLAN

BROWN-FORMAN CORPORATION SAVINGS PLAN FOR COLLECTIVELY BARGAINED EMPLOYEES

By: /s/ Mike Dunleavy
Name: Mike Dunleavy
Title:    Vice President, Director, People Strategy, Innovation and Analytics, and Executive Compensation

    Member, Employee Benefits Committee
    (Plan Administrator)